UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2009

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On June 12, 2009, Mr. Robert C. Albanese agreed to become a director of Roma Financial Corporation (the “Registrant”). Mr. Albanese will fill the vacancy on the Board of Directors created by the previously-announced retirement of Rudolph A. Palombi, Sr. Mr. Albanese’s term as director will commence on June 24, 2009 and end at the next Annual Meeting of Stockholders in 2010. There were no arrangements or understandings between Mr. Albanese and any other person pursuant to which he was appointed to the Board. Mr. Albanese has not yet been appointed to any committees.

Mr. Albanese is the President and Chief Executive Officer of Pentegra Retirement Services, White Plains, New York. Prior to becoming CEO, he served on Pentegra’s Board of Directors for over ten years. There are no business relationships between the Registrant and Mr. Albanese of the type required to be disclosed by Section 404(a) of Regulation S-K. Mr. Albanese served as Regional Director of the Northeast Region of the Office of Thrift Supervision from 1996 through 2007 and, prior to that, had served in various other capacities with the OTS and its predecessor, the Federal Home Loan Bank Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: June 16, 2009	By:	/s/ Margaret T. Norton
Margaret T. Norton Senior Vice President and Corporate Secretary